Exhibit 99.2

Introduction to Pro Forma Financial Statements

The following unaudited pro forma financial statements give effect to the acquisition by CUNO Incorporated of WTC Industries, Inc. and Subsidiary (WTC) in a transaction to be accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of CUNO Incorporated and WTC and has been prepared to reflect the acquisition by CUNO Incorporated of WTC as if the acquisition was consummated on July 31, 2004.

The unaudited combined balance sheet for WTC has been presented as of July 2, 2004 and the CUNO combined balance sheet has been presented as of July 31, 2004.

The unaudited pro forma statements of income are based on the individual statements of income of CUNO Incorporated and WTC and combines the results of operations of CUNO Incorporated and WTC (acquired by CUNO Incorporated as of August 2, 2004) for the year ended October 31, 2003 and the nine months ended July 31, 2004 as if the acquisition was consummated on November 1, 2002 and carried through to July 31, 2004.

The unaudited statement of income of WTC for the twelve months ended September 30, 2003 has been adjusted to conform to the fiscal year of CUNO by deducting the three months ended December 31, 2003 from and adding the three months ended December 31, 2002 to the fiscal year of WTC for the twelve months ended December 31, 2003. The unaudited statement of income of WTC for the nine months ended July 2, 2004 has also been adjusted to conform to the fiscal year of CUNO by adding the three months ended December 31, 2003 to the six months ended July 2, 2004.

These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of CUNO Incorporated and WTC filed in forms 10-K and 10-Q with the Securities and Exchange Commission.

CUNO Incorporated
Pro Forma Combined Balance Sheet (unaudited)
(in thousands, except share amounts)

			Pro Forma
		WTC
	CUNO	Industries	Acquisition
	July 31,	July 2,	Adjustments
	2004	2004	(Note 2)		Combined
Assets
Current assets
Cash and cash equivalents	$54,030	$125	$(23,174	) (a)	$30,981
Accounts receivable, net	74,067	10,632	—		84,699
Inventories, net	39,448	2,843	268	(b)	42,559
Deferred income taxes	9,494	437	2,130	(c)	12,061
Prepaid expenses and other current assets	7,019	355	265	(k)	7,639

Total current assets	184,058	14,392	(20,511)		177,939
Noncurrent assets
Deferred income taxes	1,395	—			1,395
Goodwill, net	30,999	—	69,370	(d)	100,369
Other intangible assets	5,534	2,146	25,854	(e)	33,534
Prepaid pension costs	7,923	—	—		7,923
Other noncurrent assets	4,064	397	497	(f)	4,958
Property, plant and equipment, net	90,448	7,921	(643	) (g)	97,726

Total assets	$324,421	$24,856	$74,567		$423,844

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$227	$2,975	$(2,975	) (h)	$227
Bank loans	11,270	3,654	(3,654	) (h)	11,270
Accounts payable	28,549	4,189	—		32,738
Accrued payroll and related taxes	15,695	581	1,290	(i)	17,566
Other accrued expenses	9,694	289	—		9,983
Accrued income taxes	5,741	—	—		5,741

Total current liabilities	71,176	11,688	(5,339)		77,525
Noncurrent liabilities					—
Long-term debt, less current portion	602	3,963	85,037	(h)	89,602
Deferred income taxes	10,922	91	3,983	(c)	14,996
Accrued pension liability	5,680	—	—		5,680
Other long-term liabilities	463	—	—		463

Total noncurrent liabilities	17,667	4,054	89,020		110,741
Stockholders’ equity
Preferred Stock, $.001 par value; 2,000,000 shares authorized, no shares issued	—				—
Common Stock, $.001 par value; 50,000,000 shares authorized, 16,961,527 and 16,863,482 shares issued and outstanding	17	191	(191	) (j)	17
Treasury Stock, at cost (2,747 shares)	(57)				(57)
Additional paid-in-capital	57,584	13,680	(13,680	) (j)	57,584
Unearned compensation	(1,714)	—	—		(1,714)
Accumulated other comprehensive loss —
Foreign currency translation adjustments	3,614	—	—		3,614
Change in fair value of derivative financial instruments	12	—	—		12
Minimum pension liability, net	(2,049)	—	—		(2,049)

	1,577	—	—		1,577
Retained earnings (accumulated deficit)	178,171	(4,757)	4,757	(j)	178,171

Total stockholders’ equity	235,578	9,114	(9,114	) (j)	235,578

Total liabilities and stockholders’ equity	$324,421	$24,856	$74,567		$423,844

See accompanying notes.

CUNO Incorporated
Pro Forma Combined Statement of Income (unaudited)
(dollars in thousands, except share and per-share amounts)

		WTC	Pro Forma
	CUNO	Industries
	12 Months	12 Months	Acquisition
	Ended	Ended	Adjustments
	10/31/2003	9/30/2003	(Note 3)		Combined
Net sales	$288,231	$25,643	$—		$313,874
Less costs and expenses:
Cost of products sold	157,221	16,956	—		174,177
Selling, general and administrative expenses	75,666	2,423	(133	) (a)	77,956
Amortization of intangibles	142	137	1,730	(b)	2,009
Research, development and engineering	14,977	1,471	—		16,448

	248,006	20,987	1,597		270,590

Operating income	40,225	4,656	(1,597)		43,284
Nonoperating income (expense):
Interest expense	(540)	(300)	(2,102	) (c)	(2,942)
Interest and other income, net	462	3	—		465

	(78)	(297)	(2,102)		(2,477)

Income before income taxes	40,147	4,359	(3,699)		40,807
Provision for income taxes	13,351	(447)	(1,387	) (d)	11,517

Net income	$26,796	$4,806	$(2,312)		$29,290

Basic earnings per common share	$1.61				$1.76
Diluted earnings per common share	$1.58				$1.72
Basic shares outstanding	16,661,101				16,661,101
Diluted shares outstanding	16,987,791				16,987,791

See accompanying notes.

CUNO Incorporated
Pro Forma Combined Statement of Income (unaudited)
(dollars in thousands, except share and per-share amounts)

		WTC	Pro Forma
	CUNO	Industries
	9 Months	9 Months	Acquisition
	Ended	Ended	Adjustments
	7/31/2004	7/2/2004	(Note 3)		Combined
Net sales	$248,099	$29,892	$—		$277,991
Less costs and expenses:
Cost of products sold	134,504	20,025	—		154,529
Selling, general and administrative expenses	65,022	2,946	(500	) (a)	67,468
Amortization of intangibles	265	113	1,287	(b)	1,665
Research, development and engineering	12,552	1,544	—		14,096

	212,343	24,628	787		237,758

Operating income	35,756	5,264	(787)		40,233
Nonoperating income (expense):
Interest expense	(237)	(187)	(1,614	) (c)	(2,038)
Interest and other income, net	520	—	—		520

	283	(187)	(1,614)		(1,518)

Income before income taxes	36,039	5,077	(2,401)		38,715
Provision for income taxes	11,987	1,862	(900	) (d)	12,949

Net income	$24,052	$3,215	$(1,501)		$25,766

Basic earnings per common share	$1.44				$1.54
Diluted earnings per common share	$1.41				$1.51
Basic shares outstanding	16,698,648				16,698,648
Diluted shares outstanding	17,068,215				17,068,215

See accompanying notes.

Note 1 – The Transaction

On August 2, 2004 we completed our acquisition of WTC Industries, Inc. and Subsidiary (WTC) for total consideration of approximately $115 million including the assumption of $10 million of liabilities. This acquisition was recorded under the purchase method of accounting with the total consideration allocated to the assets acquired and liabilities assumed based on estimates of fair value. The fair value of purchased technology and customer relationships was determined by an independent appraisal firm based on estimates of future cash flows associated with those assets. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill. The operating results of this acquisition have been included in our consolidated financial statements from the date of acquisition. The purchased technology and customer relationships related to this acquisition are being amortized over their estimated useful lives of 15 years. Purchase accounting for this acquisition is preliminary and is expected to be finalized in fiscal year 2005.

The preliminary allocation of purchase price is summarized below (in millions):

Tangible assets acquired	$25
Purchased technology	6
Purchased customer relationships	22
Goodwill	72
Liabilities assumed	(10)

Purchase price	$115

Note 2 – Pro Forma Combined Condensed Balance Sheet

The following unaudited adjustments were applied to the Pro Forma Balance Sheet as of July 31, 2004 (in thousands):

		July 31, 2004
(a)	To record the following:
	Net reduction of cash utilized by CUNO to fund the acquisition	($23,174)

	This amount reflects CUNO’s net reduction of cash used to fund the acquisition. Proceeds of $89,000 were received from our Revolving Credit Facility, less payments of $101,086 to WTC equity holders, $10,591 to pay off existing WTC debt and $497 of related debt issuance costs.

(b)	To record the following:
	Step-up of inventory to estimated fair market value	$268

	Based on a valuation performed by management, we increased the basis of purchased WTC inventory by $268, which is being amortized to Cost of Goods Sold over the average inventory turnover period.

		July 31, 2004
(c)	To record the following:
	Short term deferred income tax asset	$2,130

	Long term income tax liability	$3,983

	Amount represents the tax effect of applying purchase accounting and tax benefits.

(d)	To record the following:
	Goodwill associated with the transaction	$69,370

	Amount reflects the excess of the purchase price over the fair value of the net assets acquired, in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized, but is subject to impairment review on at least an annual basis.

(e)	To record the following:
	Allocation of purchase price to customer relationships	$22,000
	Allocation of purchase price to technology	6,000
	Elimination of existing WTC intangible assets	(2,146)

		$25,854

	The fair value of purchased technology and customer relationships was determined by an independent appraisal firm. WTC’s intangible assets existing prior to the acquisition have been eliminated.

(f)	To record the following:
	Deferred charges associated with CUNO’s revolving credit facility	$497

	Debt issue costs relate to underwriting, legal and other charges applicable to a Revolving Credit Facility which was established to fund the acquisition. These charges are being amortized to interest expense over the five-year term of the Revolving Credit Facility.

(g)	To record the following:
	Step-down of property, plant and equipment	($643)

	Based on a valuation performed by an independent appraiser, we reduced the carrying value of WTC’s fixed assets by $643.

(h)	To record the following:
	Pay down of WTC’s current portion of long-term debt	($2,975)

	Pay down of WTC’s bank loans (current portion)	($3,654)

	Proceeds from $89,000 CUNO acquisition debt, net of pay down of WTC’s long-term debt of $3,963	$85,037

(i)	To record the following:
	Severance and termination benefits	$1,290

		July 31, 2004
	This amount reflects estimated amounts payable to employees under existing Change in Control Agreements, and other severance benefits.

(j)	To record the following:
	Elimination of existing WTC stockholders’ equity	($9,114)

(k)	To record the following:
	Prepaid income taxes	$265

	Adjustment required to reflect the tax refund receivable after applying purchase accounting benefits associated with net operating loss carryforwards generated by the acquisition.

Note 3 – Pro Forma Combined Condensed Statements of Operations

The following unaudited adjustments were applied to the Pro Forma Income Statements for the year ended October 31, 2003 and the nine months ended July 31, 2004 (in thousands):

		Twelve	Nine
		Months	Months
		Ended	Ended
		October 31,	July 31,
		2003	2004
(a)	To record the following:
	Reverse non-recurring acquisition-related expenses	($4)	($404)
	Adjust depreciation expense	(129)	(96)

		($133)	($500)

	WTC incurred approximately $4 and $404, respectively, in non-recurring acquisition-related expenses, primarily legal and accounting fees. Based on a valuation performed by an independent appraiser, we adjusted the carrying value of WTC’s fixed assets by $643.

(b)	To record the following:
	Amortization of acquisition-related intangible assets	$1,867	$1,400
	Elimination of WTC’s historical intangible amortization	(137)	(113)

		$1,730	$1,287

	Reflects amortization of intangibles over their useful life in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, based on the pattern in which economic benefits of the intangible asset are consumed or otherwise used up. We estimate that the pattern in which economic benefits are consumed or

		Twelve	Nine
		Months	Months
		Ended	Ended
		October 31,	July 31,
		2003	2004
	otherwise used up approximates the straight-line method.

(c)	To record the following:
	Interest expense associated with acquisition debt	$2,402	$1,801
	Reversal of WTC interest expense (repaid at time of acquisition)	(300)	(187)

		$2,102	$1,614

	To partially fund the acquisition, we signed a five-year, variable rate, unsecured revolving credit facility in the amount of $120,000. We initially utilized $89,000 of this revolver to fund the acquisition and pay-off all existing WTC bank debt outstanding. Current interest charges are comprised of 2.50% expense attributable to the $89,000 drawdown, 0.25% of the unused commitment and underwriting and debt issue costs being amortized to interest expense over the five year term of the Credit Agreement. A one percent change in the interest rate would impact interest expense by $890.

(d)	To record the following:
	Change in federal income taxes relating to the foregoing adjustments based on statutory rate of 37.5%.	($1,387)	($900)

	This adjustment records the tax impact of the above acquisition adjustments.